UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2015

Talmer Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 28, 2015, Talmer Bancorp, Inc. (the “Company” ) issued a press release announcing that its wholly-owned subsidiary, Talmer Bank and Trust (the “Bank”), entered into an early termination agreement with the Federal Deposit Insurance Corporation (“FDIC”) that terminates the Bank’s loss share agreements with the FDIC. Under the terms of the termination agreement, the Bank made a payment of $11.7 million to the FDIC as consideration for the early termination of the loss share agreements. These loss share agreements were entered into by the Bank with the FDIC in 2010 and 2011 in connection with the Bank’s acquisition of assets and assumption of liabilities of four failed banks from the FDIC, as receiver. Certain terms and conditions of the loss share agreements are described under “Business-Loss Share Resolution” in our Annual Report on Form 10-K filed with the SEC on March 26, 2015, which description is incorporated herein by reference. All rights and obligations of the Bank and the FDIC under the loss share agreements have been eliminated under the termination agreement. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
The foregoing description of the termination agreement does not purport to be complete and is qualified in its entirety by reference to the termination agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In April 2010, as consideration for the Bank’s acquisition of CF Bancorp from the FDIC, as receiver, the Company issued warrants to the FDIC to purchase 390,000 shares of the Company’s Class B Non-Voting Common Stock (the “Warrant”). The Warrant was exercisable for ten years following the date of issuance and had an exercise price of $6.00 per share. Under the terms of the termination agreement discussed above, the parties also agreed to terminate the Warrant. Accordingly, also on December 28, 2015, the Company and the FDIC entered into a warrant termination agreement.
Under the terms of the warrant termination agreement, the Company made a payment of $4.6 million to the FDIC as consideration for terminating the Warrant. The foregoing description of the warrant termination agreement does not purport to be complete and is qualified in its entirety by reference to the warrant termination agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.    Description

10.1
Termination Agreement among the Federal Deposit Insurance Corporation, as Receiver of CF Bancorp, Port Huron, Michigan, the Federal Deposit Insurance Corporation, as Receiver of First Banking Center, Burlington, Wisconsin, the Federal Deposit Insurance Corporation, as Receiver of Peoples State Bank, Hamtramck, Michigan, and the Federal Deposit Insurance Corporation, as Receiver of Community Central Bank, Mount Clemens, Michigan, the Federal Deposit Insurance Corporation and Talmer Bank and Trust dated as of December 28, 2015

10.2	Warrant Termination Agreement dated December 28, 2015 entered into between the Federal Deposit Insurance Corporation and Talmer Bancorp, Inc.

99.1	Press Release dated December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: December 28, 2015	By: /s/ David T. Provost
David T. Provost
Chief Executive Officer